Exhibit 10.28

EDGAR ONLINE, INC.	April 22, 2008
50 Washington St.,
Norwalk, CT 06854

Ladies and Gentlemen:

Reference is made to the financing agreement entered into between us dated April 5, 2007 as amended or supplemented (the “Financing Agreement”).

1.	The first paragraph of Section 6.9 of the Financing Agreement is deleted and the following is substituted in its place and stead:

“6.9 Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement cause to be maintained at the end of each fiscal quarter (ie, December, March, June, September) (a), Tangible Net Worth and (b), Working Capital in the amounts as specified in the attached “Schedule 6.9””

2.	The following is hereby added to the last sentence of “Current Liabilities” definition in Section 6.9:

“Current Liabilities shall exclude deferred revenues (as defined by GAAP)”

3.	The sub paragraph (b) of “Tangible Net Worth” definition in Section 6.9 is deleted and the following is substituted in its place and stead:

“(b) the aggregate amount of all liabilities of Borrower (excluding subordinated liabilities to Lender and deferred revenues) determined in accordance with GAAP”

In consideration of our agreement to amend the Financing Agreement as set forth above, you hereby agree to pay us, and we may charge your account with us, concurrently with your execution of this agreement, a fee of $10,000 shall be fully earned of the date hereof.

Except as expressly provided herein, the execution and delivery of this letter shall not: (a) constitute an extension, modification (except as specifically set forth herein), or waiver of any aspect of the Financing Agreement (which except as modified hereby continues) or give rise to any obligation on our part to agree to such; (b) give rise to any defenses or counterclaims to our right to compel payment of the Obligations (as defined in the Financing Agreement) at any time, declare a default for any reason other than with respect to the Waiver, or otherwise enforce our rights and remedies under the Financing Agreement; or (c) establish a custom or course of dealing between you and us.

Very truly yours,

ROSENTHAL & ROSENTHAL, INC.

BY:
Ian Brown
Vice President

AGREED:
EDGAR ON LINE, INC.

BY:
John C. Ferrara
Chief Financial Officer

1370 Broadway, New York, NY 10018	Tel: (212) 356-1400	Fax: (212) 356-0900

Schedule 6.9 to

Financing Agreement between

Rosenthal & Rosenthal, Inc., as Lender

And

EDGAR ONLINE, INC as Borrower

Date	Working Capital	Tangible Net Worth
December 31, 2007	$0	$2,000,000
March 31, 2008	$0	$2,000,000
June 30, 2008	$0	$2,000,000
September 30, 2008	$0	$2,000,000
December 31, 2008 and thereafter	$500,000	$2,500,000